UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

VARIABLE PORTFOLIO – PARTNERS INTERNATIONAL VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 24, 2023

As a shareholder of the Variable Portfolio – Partners International Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, a change of control of one of the Fund’s subadvisers. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the change of control of one of the Fund’s subadvisers. At a meeting of the Fund’s Board of Trustees (the “Board”) on November 4, 2022, the Board approved, among other things, a new subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Thompson, Siegel & Walmsley LLC (“TSW”) (the “Subadvisory Agreement”), subject to the closing of the Transaction (defined below).

In August 2022, Pendal Group Ltd. (“Pendal”), the parent company of TSW, agreed to enter into a transaction with Perpetual Limited (“Perpetual”), an Australian asset management group, for the acquisition of 100% of Pendal’s business (the “Transaction”). The Transaction closed on January 23, 2023 and resulted in a change of control of TSW under the Investment Company Act of 1940, as amended, and the automatic termination of the previous subadvisory agreement between the Investment Manager and TSW. The new Subadvisory Agreement went into effect on January 23, 2023. The terms of the Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement between the Investment Manager and TSW, including with respect to the fee rates payable under the Subadvisory Agreement, and there were no changes to the portfolio managers or Fund’s strategy as a result of the change of control. Pzena Investment Management, LLC (“Pzena”) continues to serve as a subadviser to the Fund, and there were no changes to the subadvisory agreement between the Investment Manager and Pzena.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with such subadvisers, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

Accessing Information Statement

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least June 22, 2023. To view and print the Information Statement, click on the link for the Information Statement. You may request that a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by March 24, 2024. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are also available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, by calling 800-345-6611 or visiting columbiathreadneedleus.com/investor.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

                 (03/23)

VARIABLE PORTFOLIO – PARTNERS INTERNATIONAL VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

290 Congress Street

Boston, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about March 24, 2023. This Information Statement is being made available to shareholders of Variable Portfolio – Partners International Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 23, 2022.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

THOMPSON, SIEGEL & WALMSLEY LLC AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on November 4, 2022 (the “November Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, a new subadvisory agreement between the Investment Manager and Thompson, Siegel & Walmsley LLC (“TSW”) (the “Subadvisory Agreement”), subject to the closing of the Transaction (defined below).

In August 2022, Pendal Group Ltd. (“Pendal”), the parent company of TSW, agreed to enter into a transaction with Perpetual Limited (“Perpetual”), an Australian asset management group, for the acquisition of 100% of Pendal’s business (the “Transaction”). The Transaction closed on January 23, 2023, which resulted in a change of control of TSW under the 1940 Act, and the automatic termination of the previous subadvisory agreement between the Investment Manager and TSW. The new Subadvisory Agreement went into effect on January 23, 2023. The terms of the new Subadvisory Agreement are materially identical to the terms of the Investment Manager’s previous subadvisory agreement with TSW, including with respect to the fee rates payable under the Subadvisory Agreement, and there were no changes to the portfolio managers or Fund’s strategy as a result of the change of control. Pzena Investment Management, LLC (“Pzena”) continues to serve as a subadviser to the Fund, and there were no changes to the subadvisory agreement between the Investment Manager and Pzena.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to TSW

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio – Partners International Value Fund
Net Assets	Annual rate at each asset level
First $500 million	0.870%
Next $500 million	0.820%
Next $500 million	0.770%
Next $1.5 billion	0.720%
Next $3 billion	0.700%
Next $6 billion	0.680%
Over $12 billion	0.670%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The following table represents the actual fees paid to the Investment Manager and to the subadvisers.

Type of Fee (1)	Fee in Dollars	Fee as a Percentage of Average Monthly Net Assets
Fees Paid to Investment Manager(2)	$11,195,455	0.82%
Aggregate Subadvisory Fee Paid by the Investment Manager to TSW and Pzena	$4,639,773	0.34%

(1)	All fees are for the fiscal year ended 12/31/2022.
(2)	The Investment Manager pays the subadvisers from these fees.

INFORMATION ABOUT TSW

TSW was founded in 1969 and is a global asset management firm. As of December 31, 2022, TSW had approximately $19.4 billion in assets under management. TSW has its principal offices at 6641 West Broad Street, Suite 600, Richmond, Virginia 23230. TSW has served as a subadviser to the Fund since May 2020.

The following table provides information on the principal executive officers of TSW:

Name	Title/Responsibilities	Address
Brett Phelan Hawkins	Chief Investment Officer	6641 West Broad Street, Suite 600 Richmond, Virginia 23230

John Lawrence Reifsnider	Chief Executive Officer	6641 West Broad Street, Suite 600 Richmond, Virginia 23230

Wayne Winborne Boyles	Head of Legal and Compliance; Chief Compliance Officer	6641 West Broad Street, Suite 600 Richmond, Virginia 23230

Joseph Michael VanCaster	Chief Financial Officer	6641 West Broad Street, Suite 600 Richmond, Virginia 23230

Name	Title/Responsibilities	Address

John Shelton Horsley	Director of Client Service	6641 West Broad Street, Suite 600 Richmond, Virginia 23230

Pieter Everett Van Saun	Chief Operating Officer	6641 West Broad Street, Suite 600 Richmond, Virginia 23230

Bryan Francis Durand	Portfolio Manager/Research Analyst	6641 West Broad Street, Suite 600 Richmond, Virginia 23230

Other Funds with Similar Investment Objectives Managed by TSW

Fund Name	Assets as of December 31, 2022	Subadvisory Fee Rate
Transamerica International Equity Fund	$4.5 billion	0.30% of assets up to $1 billion; 0.28% over $1 billion up to $2 billion; and 0.265% of net assets in excess of $2 billion

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

The Investment Manager (together with its domestic and global affiliates, “Columbia Threadneedle Investments”), a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the investment manager to the Fund. On November 4, 2022, the Board, including the Independent Trustees, upon the recommendation of the Investment Manager, unanimously approved the Subadvisory Agreement between the Investment Manager and TSW, with respect to the Fund, that would take effect upon consummation of the Transaction.

At meetings held in June 2022, October 2022 and November 2022, independent legal counsel to the Independent Trustees reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board, its Contracts, Compliance and Investment Review Committees and its Investment Review Committee subcommittees in connection with the Board’s evaluation of TSW’s proposed services.

The Trustees held discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with the evaluation of TSW’s proposed services, including reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and TSW’s investment strategy/style and performance, and from the Compliance Committee with respect to TSW’s code of ethics and compliance program. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement;

•	Information regarding the Transaction and the experience and resources of TSW;

•	Information regarding the capabilities of TSW’s compliance program; and

•	The profitability of the Investment Manager and its affiliates from their relationships with the Fund.

Following an analysis and discussion of the foregoing, and the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement on November 4, 2022.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations it received. The Board considered that no material portfolio management team, investment process or compliance-related changes were expected to occur as a result of the Transaction. The Board also considered TSW’s confirmation that there would not be any change to the nature or quality of the services provided as a result of the Transaction. The Board observed that the Fund’s Chief Compliance Officer had reviewed TSW’s compliance program and determined that it is reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also took into account the Investment Manager’s view that the Transaction would not adversely impact TSW’s ability to provide services to the Fund.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement. Independent legal counsel noted that the proposed Subadvisory Agreement was substantially similar in scope and form to the current subadvisory agreement.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Subadvisory Agreement.

Investment Performance of TSW

The Board observed TSW’s relevant performance results versus the Fund’s benchmark and versus peers over various periods.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of TSW, in light of other considerations, supported the approval of the Subadvisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to TSW would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for TSW, which were not proposed to change as a result of the Transaction, were within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which were not proposed to change, remained within the range of peers and that the Fund’s expense ratio also remained within the range of peers.

Additionally, the Board considered that no change was expected in the total profitability of the Investment Manager and its affiliates in connection with the hiring of TSW. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to TSW thereunder, the Board did not consider the profitability to TSW from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, that no change in profitability to the Investment Manager from its Management Agreement with the Fund was expected as a result of the proposed Subadvisory Agreement. The

Board also observed that fees to be paid under the Subadvisory Agreement would not impact fees paid by the Fund because subadvisory fees are paid by the Investment Manager and not the Fund. The Board observed that the Fund’s Management Agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreement. In reaching its conclusions, no single factor was determinative.

On November 4, 2022, the Board, including all of the Independent Trustees, determined that fees payable under the Subadvisory Agreement appeared fair and reasonable in light of the services proposed to be provided and, taking into account the factors described above, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800.345.6611 or online at columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of December 31, 2022, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203), owned 94.6% of the outstanding shares of the Fund.

As of December 31, 2022, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time, and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

                 (03/23)